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                     [SI FINANCIAL GROUP, INC. LETTERHEAD]

                                                                EARNINGS RELEASE
================================================================================
                                                                  (NASDAQ: SIFI)

SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

Willimantic, Connecticut--October 25, 2006. SI Financial Group, Inc. (the "Company") (NASDAQ Global Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $557,000, or $0.05 basic and diluted earnings per common share, for the quarter ended September 30, 2006 versus net income of $812,000, or $0.07 basic and diluted earnings per common share, for the quarter ended September 30, 2005. Net income for the nine months ended September 30, 2006 was $2.1 million, or $0.18 basic and diluted earnings per common share, compared to $2.6 million, or $0.21 basic and diluted earnings per common share, for the nine months ended September 30, 2005. Lower net income in 2006 was the result of higher noninterest expenses, offset by increases in noninterest income and net interest and dividend income.

Net interest and dividend income was $5.5 million for the three months ended September 30, 2006 and 2005. For the nine months ended September 30, 2006, net interest and dividend income increased 6.1% to $17.2 million from $16.2 million for the nine months ended September 30, 2005. Net interest and dividend income rose for the nine-month period principally due to an increase in the average balance of interest-earning assets, offset by an increase in the cost of funds.

The provision for loan losses increased $66,000 to $141,000 for the third quarter of 2006 and increased $236,000 to $546,000 for the nine months ended September 30, 2006. The higher provision reflects greater loan volume, primarily attributable to residential and commercial mortgage loans which increased 13.6% and 13.5%, respectively, and an increase in the Bank's classified loans from the prior year-end. Higher commercial loan volume contributed to the increase as commercial loans tend to carry a higher risk of default than residential mortgage loans. Additionally, the purchase of $10.3 million of indirect automobile loans during the first quarter of 2006 contributed to the provision for loan losses due to the increased risk of loss associated with consumer lending. At September 30, 2006, nonperforming loans totaled $903,000 compared to $246,000 at September 30, 2005. For the nine months ended September 30, 2006, net charge-offs of loan losses totaled $29,000, compared to net recoveries of loan losses of $59,000 for the nine months ended September 30, 2005.

Noninterest income was $2.0 million for the quarter ended September 30, 2006 compared to $1.4 million for the quarter ended September 30, 2005. Noninterest income was $6.1 million for the first nine months of 2006 compared to $4.4 million for the same period of 2005. Contributing to the rise in noninterest income were increases in wealth management fees and service fees. Wealth management fees increased as a result of fee income associated with SI Trust Servicing, the Bank's third-party trust outsourcing service that was acquired in November 2005. Branch expansion, additional deposit-related products and electronic banking usage resulted in higher service fees. The increase in noninterest income for the first nine months of 2006 was offset by the net loss on the sale of securities of $284,000, which reflects the sale of primarily government-sponsored enterprise securities in the second and third quarters of 2006 compared to a net gain on the sale of securities of $59,000 for the first nine months of 2005. The proceeds from the sale of securities during the second and third quarters of 2006 were reinvested into higher yielding mortgage-backed securities. Noninterest income in 2006 was also impacted by the net gain on the sale of loans of $72,000, which resulted from the sale of $7.6 million of fixed-rate residential mortgage loans versus a net gain of $173,000 on the sale of $33.9 million of predominately fixed-rate residential mortgage loans in the first nine months of 2005.

Noninterest expenses increased for both the three months and the nine months ended September 30, 2006 compared to the same periods in 2005, primarily due to increased operating costs associated with the opening of branch offices and the acquisition of SI Trust Servicing. Compensation costs, occupancy and equipment and computer and electronic banking services contributed the largest increase in noninterest expenses. Compensation costs were higher in 2006 due to increased staffing levels and the amortization of share-based compensation arrangements. Share-based compensation expense totaled $574,000 and $285,000 for the nine months ended September 30, 2006 and 2005, respectively. Occupancy and equipment expense increased primarily due to additional operating lease payments,

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depreciation expense and other occupancy-related expenses. To a lesser extent, marketing and advertising costs rose in response to various promotional initiatives. Outside professional services expense was lower in 2006 versus 2005 as a result of reduced legal and auditing expenditures.

Total assets grew $52.1 million, or 7.5%, to $743.9 million at September 30, 2006 from $691.9 million at December 31, 2005. Contributing to the increase in assets were increases of $53.1 million in net loans receivable, available for sale securities of $2.4 million, premises and equipment, net, of $1.4 million, other assets of $1.0 million and Federal Home Loan Bank stock of $569,000, offset by a decrease in cash and cash equivalents of $6.2 million and the sale of other real estate owned of $325,000. The increase in net loans receivable reflects strong loan originations, representing an increase of $1.7 million over the same period of the prior year, with residential mortgage loans contributing the largest increase. Additionally, the Bank's purchase of $10.3 million of indirect automobile loans increased the consumer loan portfolio. Available for sale securities increased as a result of purchases of primarily mortgage-backed securities. Increases in other assets were primarily due to other investments and receivables. Federal Home Loan Bank stock rose in response to an increase in Federal Home Loan Bank borrowings.

Total liabilities were $662.4 million at September 30, 2006 compared to $611.8 million at December 31, 2005. Deposits increased $25.6 million, or 5.0%, primarily related to a rise in short-term certificates of deposit as a result of new branch offices and attractive promotional rates. Borrowings increased from $95.1 million at December 31, 2005 to $121.3 million at September 30, 2006, resulting from an increase in FHLB advances utilized to fund loan growth and an increase in subordinated debt as a result of the $8.0 million trust-preferred securities offering by a newly-formed subsidiary of the Company during the third quarter of 2006.

Total stockholders' equity increased $1.5 million from $80.0 million at December 31, 2005 to $81.5 million at September 30, 2006. The increase in equity related to earnings of $2.1 million, a decrease in net unrealized holding losses on available for sale securities aggregating $509,000 (net of taxes), offset by stock repurchases of 129,266 shares at a cost of $1.4 million and an increase in dividends declared of $550,000.

As previously announced, the Company declared a cash dividend of $0.04 per outstanding common share on September 21, 2006 to be paid on October 27, 2006 to shareholders of record as of October 6, 2006. SI Bancorp, MHC, the Company's mutual holding company parent, intends to waive receipt of its dividend.

"Despite lower earnings in 2006 compared to the same period in 2005, we are encouraged by the continued growth in noninterest income and the results of our recent branch expansion," commented President and Chief Executive Officer, Rheo
A. Brouillard. "As the banking industry continues to feel the effects of narrowing interest margins, we believe our balance sheet is well-positioned for the current interest rate environment and to react once yields return to more historic levels."

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its nineteen offices, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

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This release contains "forward-looking statements" that are based on assumptions and may describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by the use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, regional and national economic conditions, legislative and regulatory changes, monetary and fiscal policies of the United States government, including policies of the United States Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in the real estate market values in the Company's market area, ability to operate new branch offices profitably, ability to effectively and efficiently integrate acquisitions and changes in relevant accounting principles and guidelines. These risks and uncertainties should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, the Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

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SELECTED FINANCIAL CONDITION DATA:
--------------------------------------------------------------------------------
(Dollars in Thousands / Unaudited)               September 30,     December 31,
                                                     2006              2005
--------------------------------------------------------------------------------

ASSETS
Noninterest-bearing cash and due from banks        $   13,022     $   16,317
Interest-bearing cash and cash equivalents              6,762          9,629
Investment securities                                 128,620        125,657
Loans held for sale                                         -            107
Loans receivable, net                                 566,859        513,775
Cash surrender value of life insurance                  8,042          7,837
Other assets                                           20,620         18,546
                                                   -----------------------------

            Total assets                           $  743,925     $  691,868
                                                   =============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                      $  534,889     $  509,297
     Borrowings                                       121,300         95,146
     Other liabilities                                  6,206          7,382
                                                   -----------------------------
         Total liabilities                            662,395        611,825
                                                   -----------------------------

Stockholders' equity                                   81,530         80,043
                                                   -----------------------------
       Total liabilities and stockholders' equity  $  743,925     $  691,868
                                                   =============================


SELECTED OPERATING DATA:
-----------------------------------------------------------------------------------------------------------
(Dollars in Thousands / Unaudited)                     Three Months Ended               Nine Months Ended
                                                          September 30,                   September 30,
                                                          -------------                   -------------
                                                      2006             2005            2006           2005
-----------------------------------------------------------------------------------------------------------
Interest and dividend income                       $  10,308         $  8,711       $  30,227     $  24,795
Interest expense                                       4,796            3,206          13,065         8,622
                                                   --------------------------------------------------------
     Net interest and dividend income                  5,512            5,505          17,162        16,173
                                                   --------------------------------------------------------

Provision for loan losses                                141               75             546           310
                                                   --------------------------------------------------------
Net interest and dividend income after                 5,371                           16,616        15,863
     provision for loan losses                                          5,430

Noninterest income                                     1,972            1,425           6,101         4,381
Noninterest expenses                                   6,557            5,638          19,616        16,443
                                                   --------------------------------------------------------
Income before provision for income taxes                 786            1,217           3,101         3,801

Provision for income taxes                               229              405             992         1,242
                                                   --------------------------------------------------------
Net income                                         $     557         $    812       $   2,109     $   2,559
                                                   ========================================================

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

SELECTED OPERATING DATA - Concluded:
-------------------------------------------------------------------------------------------------------------
                                                    Three Months Ended             Nine Months Ended
(Unaudited)                                           September 30,                  September 30,
                                                      -------------                  -------------
                                                  2006           2005             2006           2005
-------------------------------------------------------------------------------------------------------------
Earnings per common share:
     Basic                                       $      0.05      $      0.07     $      0.18    $      0.21
     Diluted                                     $      0.05      $      0.07     $      0.18    $      0.21

Weighted-average common shares outstanding:
     Basic                                        11,789,022       12,026,119      11,799,255     12,064,016
     Diluted                                      11,820,206       12,146,514      11,840,744     12,101,886

SELECTED FINANCIAL RATIOS:
-------------------------------------------------------------------------------------------------------------
                                                         At or For the Three          At or For the Nine
(Dollars in Thousands / Unaudited)                           Months Ended                 Months Ended
                                                            September 30,                September 30,
                                                            -------------                -------------
                                                         2006         2005            2006         2005
-------------------------------------------------------------------------------------------------------------
Selected Performance Ratios: (1)
Return on average assets                                 0.30%        0.49%           0.39%        0.53%
Return on average equity                                 2.74         3.95            3.51         4.21
Interest rate spread                                     2.66         3.13            2.92         3.24
Net interest margin                                      3.13         3.51            3.35         3.59
Efficiency ratio (2)                                    85.65        81.64           83.31        80.23

Asset Quality Ratios:
Allowance for loan losses                                                          $ 4,187     $  3,569
Allowance for loan losses as a percent of total
     loans                                                                            0.73%        0.72%
Allowance for loan losses as a percent of
     nonperforming loans                                                            463.68%     1450.81%
Nonperforming loans                                                                $   903     $    246
Nonperforming loans as a percent of total
     loans                                                                            0.16%        0.05%
Nonperforming assets (3)                                                           $   903     $    596
Nonperforming assets as a percent of total
     assets                                                                           0.12%        0.09%

(1)  Quarterly and nine-month ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities.
(3) Nonperforming assets consist of nonperforming loans and other real estate owned.
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CONTACT:
Sandra Mitchell
Vice President / Director of Corporate Communications
Email:  investorrelations@banksi.com
(860) 456-6509